Exhibit 99.1
Execution Copy
Transition Agreement
     This Transition Agreement made as of this 1st day of December 2009 by and between Constant Contact, Inc. (“Constant Contact” or the “Company”) and Steven R. Wasserman (“Mr. Wasserman”).
     WHEREAS, Mr. Wasserman has served as Vice President and Chief Financial Officer of the Company;
     WHEREAS, Mr. Wasserman will be transitioning from the Company;
     WHEREAS, the Company desires to secure Mr. Wasserman’s continued service until March 31, 2010 (or such other date as is determined pursuant to Section 1 below) to allow for the timely completion of his current assignments and to allow for an appropriate transition of duties; and
     WHEREAS, the Company and Mr. Wasserman are parties to an employment letter agreement dated December 1, 2005, as amended on December 9, 2008 (hereafter, the “Employment Agreement”).
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows.
          1. Continued Employment. Mr. Wasserman agrees to remain employed in his current position from the date of this Transition Agreement until his resignation on March 31, 2010 (or such earlier date as is designated by the Company to Mr. Wasserman upon not less than 14 days prior written notice (but in no event earlier than January 1, 2010), or such later date after March 31, 2010 as is mutually agreed upon in writing by the Company and Mr. Wasserman), at which time Mr. Wasserman agrees he will resign all titles and postings he then holds with the Company (the “Resignation Date”). During this period, Mr. Wasserman will continue to perform those duties and responsibilities customary and consistent with his position and will continue to report to the President. Mr. Wasserman will continue to receive the same base salary, fringe benefits and stock option vesting to which he was entitled immediately prior to the execution date of this Transition Agreement. Mr. Wasserman will also receive a quarterly cash incentive bonus, pro rated for the actual number of days during 2010 for which he was employed up until the Resignation Date, and payable in accordance with the same timing and payroll policies and procedures as such quarterly cash incentive bonuses are paid to the Company’s executive management team generally. Such 2010 cash incentive bonus shall be calculated based on (i) 100% of the MBO (individual performance goals) portion of the bonus and (ii) the Company’s actual results for the AMRG (“average monthly revenue growth”) and adjusted EBITDA (“adjusted earnings before interest, taxes, depreciation and amortization”) portions of the bonus. In the event the Compensation Committee of the Board of Directors determines to modify or change the structure of the cash incentive bonus, whether such modification or change relates to the components of the bonus, its calculation or otherwise, then the cash bonus payments provided for in this Section 1, as well as Section 2 below, shall be correspondingly changed to reflect such modifications or changes, it being the intent of the parties that Mr. Wasserman’s bonuses hereunder shall continue to be earned and paid in a manner consistent with the Company’s executive management team generally (e.g., in the event such modification or change eliminated the MBO portion of the bonus and resulted in the entire target bonus for individuals being performance based, then the bonus payments pursuant to this Section 1 would be adjusted in the same fashion).
          2. Severance Benefits. Upon the cessation of Mr. Wasserman’s employment pursuant to Section 1 above, Mr. Wasserman shall execute the Release of Claims attached hereto as Exhibit A and, conditioned on the execution and nonrevocation by Mr. Wasserman of the Release of Claims, Mr. Wasserman or, in the event of Mr. Wasserman’s death, his estate, shall be entitled to the benefits set forth in subparagraphs 2(i)-(iii) below.
     (i) Severance. For a period of six months (the “Initial Severance Period”), the Company shall pay to Mr. Wasserman severance of $175,000, to be paid in 12 semi-monthly payments of $14,583.33, in accordance with normal payroll policies and procedures and less all applicable taxes and withholdings.
     (ii) Additional Severance. In the event Mr. Wasserman is not employed full-time as the chief financial officer or similar such position or functional equivalent with another employer (a “Subsequent Employment”) by the last day of the Initial Severance Period, then he shall receive additional severance for an additional period of six months at the same rate described in subparagraph 2(i), to be paid in accordance with normal payroll policies and procedures and less all applicable taxes and withholdings; provided, however, that any such payments pursuant to this subparagraph 2(ii) shall terminate upon the commencement of any such Subsequent Employment. For the purposes hereof, Subsequent Employment shall be deemed to include a consulting or similar arrangement involving essentially a full-time commitment in a role that is the same as, or substantially similar to or the functional equivalent of, that of chief financial officer. Notwithstanding the foregoing, Subsequent Employment shall not include tax return preparation and related services performed by Mr. Wasserman with his brother.
     (iii) Health and Dental Insurance. The Resignation Date will serve as the “qualifying event” under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”). If Mr. Wasserman timely elects to continue medical and/or dental insurance coverage after the Resignation Date in accordance with the provisions of COBRA, the Company will pay the Company portion of his monthly premium payments for the period of time that he is receiving severance pursuant to subparagraphs (i) or (ii) above or until he obtains other employment, whichever occurs first (the “Continuation Period”). Mr. Wasserman still will be responsible for the same employee portion of the premium during the Continuation Period being paid by active employees participating in the same health program and paid in such manner as the Company provides.

          3. Termination of Benefits. All benefits, including those set forth in the Employment Agreement, will end upon the Resignation Date, except as expressly set forth in this Transition Agreement.
          4. Stock Options and Restricted Stock. During Mr. Wasserman’s continued employment pursuant to Section 1 and continuing until the Resignation Date, any outstanding, unvested options or restricted stock awarded under the terms of any option award or restricted stock agreements previously entered into by Mr. Wasserman and the Company will continue to vest in accordance with the terms of the applicable agreement and related documents. There will be no acceleration of vesting in connection with this Transition Agreement.
          5. Section 409A. It is intended that all payments made under the terms of this Transition Agreement come within exceptions to Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). The Transition Agreement and all related documents shall be interpreted and administered in accordance with that intention. However, if any amount payable under this Transition Agreement is determined to be subject to Section 409A then such payments shall be administered in accordance with Section 409A, provided that the Company shall not be liable for any failures under this Section 5 that result in the payment of any taxes or other amounts due under the terms of Section 409A. To the extent any amount subject to Section 409A is to be paid or provided to Mr. Wasserman in connection with a separation from service at a time when he is considered a specified employee within the meaning of Section 409A then such payment shall not be made until the date that is six months and one day following such separation from service, or in a lump sum upon his earlier death.
          6. Non-Competition, Non-Disclosure and Non-Solicitation Obligations. Mr. Wasserman acknowledges and reaffirms all of his obligations as set forth in the Non-Competition, Non-Disclosure and Non-Solicitation Agreement he executed on December 12, 2005, which remains in full force and effect.
          7. Return of Company Property. Mr. Wasserman confirms that, as of the Resignation Date, he will return to the Company all keys, files, records (and copies thereof), equipment (including, but not limited to, software and printers, wireless handheld devices, cellular phones, pagers, etc.), Company identification, and any other Company-owned property in his possession or control, and that he will leave intact all electronic Company documents, including, but not limited to, those which he developed or helped develop during his employment. Mr. Wasserman agrees that in the event that he discovers any other Company or proprietary materials in his possession after the Resignation Date, he will immediately return such materials to the General Counsel at the Company. Mr. Wasserman further confirms that he will have cancelled all accounts for his benefit, if any, in the Company’s name, including, but not limited to, credit cards, telephone charge cards, cellular phone and/or pager accounts and computer accounts.
          8. Outplacement. Mr. Wasserman will be entitled to receive outplacement services through Essex Partners of Boston, Massachusetts from the date of this Transition Agreement and continuing until up to six months after the Resignation Date. Such services will be paid for by the Company.
          9. Release of Claims. In consideration of the benefits provided for in this Transition Agreement, which Mr. Wasserman acknowledges he would not otherwise be entitled to receive, Mr. Wasserman hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Company, its officers, directors, stockholders, corporate affiliates, subsidiaries, parent companies, agents and employees (each in their individual and corporate capacities) (hereinafter, the “Released Parties”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature which he ever had or now has against the Released Parties, including, but not limited to, any claims arising out of his employment with and/or separation from the Company, including, but not limited to, all employment discrimination claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq., the Americans With Disabilities Act of 1990, 42 U.S.C. §12101 et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., the Worker Adjustment and Retraining Notification Act (“WARN”), 29 U.S.C. § 2101 et seq., Section 806 of the Corporate Fraud Accountability Act of 2002, 18 U.S.C. § 1514(A), the Rehabilitation Act of 1973, 29 U.S.C. § 701 et seq., Executive Order 11216, Executive Order 11141, all as amended; all claims arising out of the Fair Credit Reporting Act, 15 U.S.C. §1681 et seq., the Employee Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. §1001 et seq., the Massachusetts Fair Employment Practices Act., M.G.L. c. 151B, § 1 et seq., the Massachusetts Civil Rights Act, M.G.L. c. 12, §§ 11H and 11I, the Massachusetts Equal Rights Act, M.G.L. c. 93, § 102 and M.G.L. c. 214, § 1C, the Massachusetts Labor and Industries Act, M.G.L. c. 149, § 1 et seq., the Massachusetts Privacy Act, M.G.L. c. 214, § 1B, and the Massachusetts Maternity Leave Act , M.G.L. c. 149, § 105(d), all as amended; all common law claims including, but not limited to, actions in tort, defamation and breach of contract; all claims to any non-vested ownership interest in the Company, contractual or otherwise, including, but not limited to, claims to stock or stock options; and any claim or damage arising out of his employment with or separation from the Company (including any claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that nothing in this Transition Agreement prevents him from filing, cooperating with, or participating in any proceeding before the EEOC or a state Fair Employment Practices Agency (except that he acknowledges that he may not be able to recover any monetary benefits in connection with any such claim, charge or proceeding); provided, that nothing herein prevents Mr. Wasserman from seeking indemnification pursuant to the Indemnification Agreement with the Company dated October 9, 2007.
          10. Acknowledgment. Mr. Wasserman acknowledges that he has been given at least twenty-one (21) days to consider this Transition Agreement and the Release of Claims at Attachment A, and that the Company advises him to consult with an attorney of his own choosing prior to signing this Transition Agreement and

Attachment A. Mr. Wasserman is advised that he may revoke his agreement for a period of seven (7) days after he signs it, and the release provided above shall not be effective or enforceable until the expiration of such seven (7) day revocation period. Mr. Wasserman is advised and he understands and agrees that by entering into this agreement and signing it and the Releases of Claims he is waiving any and all rights or claims he might have under The Age Discrimination in Employment Act, as amended by The Older Workers Benefit Protection Act, and that he has received consideration beyond that to which he was previously entitled.
          11. Confidentiality. To the extent permitted by law, Mr. Wasserman understands and agrees that, as a condition for payment to him of the severance benefits described in Section 2 above, the terms and contents of this Transition Agreement, including all attachments hereto, and the contents of the negotiations and discussions resulting in this Transition Agreement, shall be maintained as confidential by him and his agents and representatives and shall not be disclosed to any third party except to the extent required by federal or state law or as otherwise agreed to in writing by the Company; provided, however, that nothing herein shall prevent Mr. Wasserman from making truthful disclosures to any governmental entity or in any litigation or arbitration.
          12. Reference Letter. Concurrently with the execution of this Transition Agreement, Mr. Wasserman has received from the Company a letter of reference, in form and substance satisfactory to both him and the Company. Any oral references provided by the Company will be substantially consistent with the letter of reference, although the Company shall not be required to refer to the letter or to limit any statements solely to those set forth in the letter. In consideration of the Company having provided that letter, as well as the payments and benefits provided for in Sections 1 and 2, Mr. Wasserman agrees that he shall not make any false, disparaging or derogatory statements to any media outlet, industry group, financial institution or current or former employee, consultant or customer of the Company, or to any party that has contractual relations with the Company, regarding the Company or any of its directors, officers, employees, stockholders, agents or representatives or about the Company’s business affairs and financial condition. The Company will instruct its officers who are reporting persons pursuant to the rules set forth in 17 CFR Section 240.16a-2 under the Securities Exchange Act of 1934 and each member of its Board of Directors not to, and the Company’s Chief Executive Officer will not, make any false, disparaging or derogatory statements to any media outlet, industry group, financial institution or current or former employee, consultant or customer of the Company, or to any party that has contractual relations with the Company, or to any potential or future employer of Mr. Wasserman, regarding Mr. Wasserman, including Mr. Wasserman’s employment by the Company and the cessation of his employment.
          13. Amendment. This Transition Agreement shall be binding upon the parties and may not be modified in any manner, except by an instrument in writing of concurrent or subsequent date signed by duly authorized representatives of the parties hereto. This Transition Agreement is binding upon and shall inure to the benefit of the parties and their respective agents, assigns, heirs, executors, successors and administrators.

          14. No Waiver. No delay or omission by either party in exercising any right under this Transition Agreement shall operate as a waiver of that or any other right. A waiver or consent given by a party on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.
          15. Validity. Should any provision of this Transition Agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal and/or invalid part, term or provision shall be deemed not to be a part of this Transition Agreement.
          16. Cooperation. Mr. Wasserman agrees to cooperate with the Company in the investigation, defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company. His cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with the Company’s counsel to prepare for discovery or any mediation, arbitration, trial, administrative hearing or other proceeding or to act as a witness when reasonably requested by the Company at mutually agreeable times and at locations mutually convenient to Mr. Wasserman and the Company.
          17. Voluntary Assent. Mr. Wasserman affirms that no other promises or agreements of any kind have been made to or with him by any person or entity whatsoever to cause him to sign this Transition Agreement, and that he fully understand the meaning and intent of this agreement. Mr. Wasserman states and represents that he has had an opportunity to fully discuss and review the terms of this Transition Agreement and Attachment A with an attorney. Mr. Wasserman further states and represents that he has carefully read this Transition Agreement, including Attachment A hereto, understand the contents therein, freely and voluntarily assent to all of the terms and conditions hereof, and signs his name of his own free act.
          18. Applicable Law. This Transition Agreement shall be interpreted and construed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions. The parties hereby irrevocably submit to and acknowledge and recognize the jurisdiction of the courts of the Commonwealth of Massachusetts, or if appropriate, a federal court located in Massachusetts (which courts, for purposes of this Transition Agreement, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under or in connection with this Transition Agreement or the subject matter hereof.
          19. Entire Agreement. This Transition Agreement, together with Attachment A, contains and constitutes the entire understanding and agreement between the parties hereto and cancels all previous oral and written negotiations, agreements, commitments and writings in connection therewith except as expressly provided herein. Nothing in this paragraph, however, shall modify, cancel or supersede Mr. Wasserman’s obligations set forth in Section 6 above.

CONSTANT CONTACT, INC.			STEVEN R. WASSERMAN

By:	/s/ Gail F. Goodman		/s/ Steven R. Wasserman

	Name: Title:	Gail F. Goodman President and Chief Executive Officer

Date:	December 1, 2009		Date: December 1, 2009

ATTACHMENT A
RELEASE OF CLAIMS
This Release of Claims forms a part of that certain Transition Agreement (the “Transition Agreement”) dated as of December 1, 2009 by and among Steven R. Wasserman (“Mr. Wasserman”), and Constant Contact, Inc. (collectively, the “Company”).
     1. Mr. Wasserman’s Release of Claims — In consideration of the payment of the benefits set forth in paragraph 2 of the Transition Agreement, which Mr. Wasserman acknowledges he would not otherwise be entitled to receive, he hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Company, its officers, directors, stockholders, corporate affiliates, subsidiaries, parent companies, agents and employees (each in their individual and corporate capacities) (hereinafter, the “Released Parties”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature which he ever had or now has against the Released Parties, including, but not limited to, any claims arising out of his employment with and/or separation from the Company, including, but not limited to, all employment discrimination claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. §2000e et seq., the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq., the Americans With Disabilities Act of 1990, 42 U.S.C. §12101 et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., the Worker Adjustment and Retraining Notification Act (“WARN”), 29 U.S.C. § 2101 et seq., Section 806 of the Corporate Fraud Accountability Act of 2002, 18 U.S.C. § 1514(A), the Rehabilitation Act of 1973, 29 U.S.C. § 701 et seq., Executive Order 11216, Executive Order 11141, all as amended; all claims arising out of the Fair Credit Reporting Act, 15 U.S.C. §1681 et seq., the Employee Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. §1001 et seq., the Massachusetts Fair Employment Practices Act., M.G.L. c. 151B, § 1 et seq., the Massachusetts Civil Rights Act, M.G.L. c. 12, §§ 11H and 11I, the Massachusetts Equal Rights Act, M.G.L. c. 93, § 102 and M.G.L. c. 214, § 1C, the Massachusetts Labor and Industries Act, M.G.L. c. 149, § 1 et seq., the Massachusetts Privacy Act, M.G.L. c. 214, § 1B, and the Massachusetts Maternity Leave Act , M.G.L. c. 149, § 105(d), all as amended; all common law claims including, but not limited to, actions in tort, defamation and breach of contract; all claims to any non-vested ownership interest in the Company, contractual or otherwise, including, but not limited to, claims to stock or stock options; and any claim or damage arising out of his employment with or separation from the Company (including any claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that nothing in this Release of Claims prevents him from filing, cooperating with, or participating in any proceeding before the EEOC or a state Fair Employment Practices Agency (except that he acknowledges that he may not be able to recover any monetary benefits in connection with any such claim, charge or proceeding); provided, that nothing herein prevents Mr. Wasserman from seeking indemnification pursuant to the Indemnification Agreement dated October 9, 2007.
     2. Acknowledgement — Mr. Wasserman hereby acknowledges that he has been given at least twenty-one (21) days to consider the Transition Agreement, as well as this Attachment A, and that the Company advises him to consult with any attorney of his own choosing prior to signing the Transition Agreement and this Attachment A. Mr. Wasserman is advised that he may revoke his acceptance of this Attachment A during the period of seven (7) days after the execution of it, and this Attachment A shall not become effective or enforceable, and no severance payments will be made pursuant to Paragraph 2 of the Transition Agreement, until this seven (7) day period has expired. Mr. Wasserman is advised and he understands and agrees that by entering into this agreement and signing it and the Release of Claims he is waiving any and all rights or claims he might have under The Age Discrimination in Employment Act, as amended by The Older Workers Benefit Protection Act, and that he has received consideration beyond that to which he was previously entitled.
     3. Applicable Law — This Release of Claims shall be interpreted and construed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions. Mr. Wasserman hereby irrevocably submits to and acknowledges and recognizes the jurisdiction of the courts of the Commonwealth of Massachusetts, or if appropriate, a federal court located in Massachusetts (which courts, for purposes of this Transition Agreement, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under or in connection with this Release of Claims or the subject matter hereof.

Steven R. Wasserman

Date: